NEWS RELEASE	220 Liberty Street Warsaw, NY 14569

For Additional Information:
Karl F. Krebs
Executive VP & CFO
Phone: 585.786.1125
Email: KFKrebs@fiiwarsaw.com

Financial Institutions, Inc. Announces Third Quarter Earnings

WARSAW, N.Y., October 22, 2009 — Financial Institutions, Inc. (Nasdaq: FISI) (the “Company”), the parent company of Five Star Bank, today announced financial results for the third quarter ended September 30, 2009. Net income for the Company was $3.4 million or $0.23 per diluted share for the third quarter of 2009, compared with a net loss of $28.4 million or $2.66 per diluted share for the third quarter of 2008. For the first nine months of 2009, net income was $9.0 million or $0.57 per diluted share, compared with a net loss of $23.0 million or $2.21 per diluted share for the same period last year.

Highlights:

•	Net interest income for the third quarter of 2009 was $18.1 million, an increase of $1.3 million or 8% over the third quarter of 2008. For the first nine months of 2009, net interest income was $53.1 million, an increase of $5.0 million or 10% over the first nine months of 2008. The increase is reflective of higher earning asset volume and an improved mix of earnings assets, primarily driven by growth in the loan portfolio.

•	Net interest margin was 3.99% for the third quarter of 2009, up 1 basis point from the third quarter of 2008. For the nine months ended September 30, 2009, net interest margin was 4.03%, an increase of 15 basis points from the same period last year.

•	Total loans were $1.259 billion at September 30, 2009, an increase of $181.2 million or 17% from September 30, 2008.

•	Commercial loans were $536.6 million at September 30, 2009, an increase of $85.0 million or 19% from one year ago, and an increase of $12.9 million or 2% since June 30, 2009.

•	Consumer loans were $722.8 million at September 30, 2009, an increase of $96.2 million or 15% from one year ago, and an increase of $27.8 million or 4% since June 30, 2009.

•	Total deposits were $1.797 billion at September 30, 2009, an increase of $136.8 million or 8% from September 30, 2008, the majority of which was attributable to an increase in nonpublic certificates of deposit.

•	The “well capitalized” position was maintained, with total shareholders’ equity of $195.9 million, a leverage capital ratio of 7.89% and a total risk-based capital ratio of 11.98%.

•	Nonaccrual loans totaled $5.8 million at September 30, 2009, down $1.8 million or 24% from a year ago, and down $3.7 million or 39% from the prior quarter. Foreclosed assets totaled $696 thousand, down $313 thousand or 31% from a year ago, and down $350 thousand or 33% from the prior quarter.

•	Provision for loan losses for the third quarter of 2009 was $2.6 million and net charge-offs were $2.5 million. Provision for loan losses of $6.6 million for the first nine months of 2009 exceeded net charge-offs of $4.6 million, resulting in a $2.0 million increase in the allowance for loan losses to $20.8 million or 1.65% of total loans.

•	The third quarter of 2009 includes FDIC assessments totaling $753 thousand, a $517 thousand increase from the third quarter of 2008, due to higher premiums mandated by the FDIC to replenish deposit insurance reserves.

•	The third quarter of 2009 includes other-than-temporary impairment charges of $2.3 million on selected investment securities that were partially offset by $1.7 million in net gain on investment securities.

“Our core community banking business model continues to produce positive results in 2009,” said Peter G. Humphrey, President and Chief Executive Officer of the Company. “We’ve had outstanding business development as both commercial and consumer loans reflect double digit percentage growth from a year ago, while maintaining our disciplined underwriting standards. As loans and deposits have grown over the past several quarters, our capital, liquidity and asset quality have remained strong. These factors, along with higher revenues and a command on controllable costs continue to positively impact our core operations.”

Net Interest Income

Net interest income for the third quarter of 2009 was $18.1 million, an increase of $1.3 million or 8% over the third quarter of 2008. For the first nine months of 2009, net interest income was $53.1 million, an increase of $5.0 million or 10% over the first nine months of 2008. Net interest margin was 3.99% for the third quarter of 2009, an increase of 1 basis point from the third quarter of 2008. For the nine months ended September 30, 2009, net interest margin was 4.03%, an increase of 15 basis points from the same period last year. An improved mix of earning assets, primarily driven by growth in the loan portfolio, coupled with a significant decline in funding costs were the primary factors driving the performance of net interest income and margin.

Noninterest Income (Loss)

Noninterest income for the third quarter of 2009 was $4.4 million, compared with a noninterest loss of $29.3 million for the third quarter of 2008. For the first nine months of 2009, noninterest income was $13.6 million, compared with a noninterest loss of $23.7 million for the first nine months of 2008. Other-than-temporary impairment charges (“OTTI”) on a privately issued whole loan collateralized mortgage obligation and pooled trust preferred securities included in noninterest income amounted to $2.3 million during the third quarter of 2009. The noninterest loss for the third quarter of 2008 included OTTI of $34.6 million related to auction rate preferred equity securities and pooled trust preferred securities. The third quarter of 2009 also reflects a $1.7 million net gain on sale of investment securities, comprised of $1.9 million in gross gains, primarily from securities issued by U.S. government sponsored agencies, and $141 thousand in gross losses on privately issued whole loan collateralized mortgage obligations.

Noninterest Expense

Noninterest expense for the third quarter of 2009 was $15.1 million, an increase of $1.7 million from the third quarter of 2008. For the first nine months of 2009 noninterest expense was $47.7 million, an increase of $5.6 million over the first nine months of 2008. The most significant cause for the increase was higher FDIC assessments, which included a $923 thousand special assessment incurred during the second quarter of 2009, coupled with increases in FDIC deposit insurance coverage and changes in premiums mandated by the FDIC to replenish deposit insurance reserves. Noninterest expense for 2009 also reflects higher incentive compensation and pension benefit costs, increases in occupancy and equipment costs associated with the opening of two new branches in the suburban Rochester area during 2008, and an increase in professional services expense.

Balance Sheet

Total assets at September 30, 2009 were $2.138 billion, up $192.4 million from $1.946 billion at September 30, 2008. Total loans were $1.259 billion at September 30, 2009, an increase of $181.2 million from $1.078 billion at September 30, 2008. Total deposits increased $136.8 million to $1.797 billion at September 30, 2009, versus $1.660 billion at September 30, 2008. The majority of the increase in deposits was attributable to an increase in nonpublic certificates of deposit.

Total investment securities were $670.8 million at September 30, 2009, down slightly from $671.8 million at September 30, 2008. The Company previously identified three groups of securities from its available for sale portfolio that contained high levels of risk. Those securities consisted of auction rate preferred equity securities, privately issued whole loan collateralized mortgage obligations and pooled trust preferred securities. At September 30, 2009 there were no auction rate preferred equity securities, $1.4 million in pooled trust preferred securities and $8.8 million of privately issued whole loan collateralized mortgage obligations included in available for sale investment securities. This group of securities totaled $10.2 million at September 30, 2009, a reduction of $70.7 million from $80.9 million at September 30, 2008. The fair value of those securities at September 30, 2009 was $10.7 million resulting in an unrealized gain of $469 thousand over the adjusted book value of $10.2 million. The reduction in this group of securities has resulted from sales, amortization and recognition of other than temporary impairment charges.

Asset Quality and Capital Ratios

Net charge-offs increased by $1.9 million from the third quarter of 2008 to $2.5 million, or 0.79% of average loans, primarily due to a $1.4 million charge-off of one commercial loan relationship. For the nine months ended September 30, 2009 net charge-offs increased in comparison to the same period last year by $2.5 million to $4.6 million, or 0.51% of average loans. The provision for loan losses was $2.6 million for the quarter, compared with $1.9 million in the same quarter a year ago. For the nine months ended September 30, 2009 the provision for loan losses totaled $6.6 million, compared with $4.0 million in the same period last year. The allowance for loan losses was $20.8 million or 1.65% of total loans at September 30, 2009, compared with $17.4 million or 1.62% of total loans at September 30, 2008. At September 30, 2009, non-performing loans totaled $5.8 million, or 0.46% of total loans, down $1.8 million or 24% from a year ago, and down $3.7 million or 39% from prior quarter. At September 30, 2009, foreclosed assets totaled $696 thousand, down $313 thousand or 31% from a year ago, and down $350 thousand or 33% from prior quarter. The reduction in nonperforming loans of $3.7 million during the third quarter of 2009 was principally attributable to one commercial loan relationship of $3.1 million on which the Company recorded a charge-off of $1.4 million together with a cash settlement of the remaining $1.7 million. At September 30, 2009 non-performing assets totaled $7.9 million, which included $1.4 million in non-performing investment securities on which interest payments are being deferred.

At September 30, 2009, all of the Company’s regulatory capital ratios exceeded the guidelines required to be considered a “well capitalized” institution as established by the Company’s primary banking regulators. Well capitalized levels are considered to be at least 5.00% for the leverage ratio and 10.00% for the total risk-based capital ratio. At September 30, 2009, the Company’s leverage ratio was 7.89% and the total risk-based capital ratio was 11.98%.

About Financial Institutions, Inc.

With approximately $2.1 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 70 ATMs in Western and Central New York State. Five Star Investment Services provides brokerage and insurance products and services within the same New York State markets. The consolidated entity employs over 600 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, the attitudes and preferences of its customers, the competitive environment, fluctuations in the fair value of securities in the investment portfolio, and general economic and credit market conditions nationally and regionally, The Company undertakes no obligation to revise these statements following the date of this press release.

*****

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2009			2008
	September 30,	June 30,	March 31,	December 31,	September 30,
SELECTED BALANCE SHEET DATA
(Amounts in thousands)
Cash and cash equivalents:
Cash and due from banks	$48,721	41,405	48,073	34,528	54,105
Federal funds sold and interest-bearing deposits	11,385	39,910	74,616	20,659	22,599

Total cash and cash equivalents	60,106	81,315	122,689	55,187	76,704
Investment securities:
Available for sale	625,744	498,561	553,710	547,506	607,357
Held-to-maturity	45,056	47,465	60,675	58,532	64,434

Total investment securities	670,800	546,026	614,385	606,038	671,791
Loans held for sale	1,032	3,005	2,290	1,013	1,008
Loans:
Commercial	197,404	198,608	174,505	158,543	156,809
Commercial real estate	296,648	282,048	266,176	262,234	248,267
Agriculture	42,545	42,997	42,524	44,706	46,490
Residential real estate	147,447	149,926	170,834	177,683	173,893
Consumer indirect	345,448	319,735	283,465	255,054	227,971
Consumer direct and home equity	229,870	225,258	220,440	222,859	224,693

Total loans	1,259,362	1,218,572	1,157,944	1,121,079	1,078,123
Allowance for loan losses	20,782	20,614	19,657	18,749	17,420

Total loans, net	1,238,580	1,197,958	1,138,287	1,102,330	1,060,703
Total interest-earning assets (1) (2)	1,934,786	1,802,489	1,843,522	1,743,141	1,789,499
Goodwill	37,369	37,369	37,369	37,369	37,369
Total assets	2,138,205	1,996,724	2,030,429	1,916,919	1,945,819
Deposits:
Noninterest-bearing demand	298,972	292,825	279,284	292,586	293,027
Interest-bearing demand	383,982	357,443	392,353	344,616	376,098
Savings and money market	402,042	366,373	396,644	348,594	383,456
Certificates of deposit	712,182	683,619	668,999	647,467	607,833

Total deposits	1,797,178	1,700,260	1,737,280	1,633,263	1,660,414
Borrowings	120,113	79,977	78,761	70,820	114,684
Total interest-bearing liabilities	1,618,319	1,487,412	1,536,757	1,411,497	1,482,071
Shareholders’ equity	195,935	192,455	191,676	190,300	152,770
Common shareholders’ equity (3)	142,605	139,213	138,519	137,226	135,195
Tangible common shareholders’ equity (4)	105,176	101,712	100,946	99,577	97,468
Securities available for sale – fair value adjustment
included in shareholders’ equity, net of tax	$4,778	3,081	3,503	3,463	(9,797)
Common shares outstanding	10,818	10,821	10,805	10,798	10,806
Treasury shares	530	527	543	550	542
CAPITAL RATIOS
Leverage ratio	7.89%	7.84	7.96	8.05	7.37
Tier 1 risk-based capital	10.73%	10.69	11.23	11.83	11.10
Total risk based capital	11.98%	11.94	12.49	13.08	12.35
Common equity to assets	6.67%	6.97	6.82	7.16	6.95
Tangible common equity to tangible assets (4)	5.01%	5.19	5.07	5.30	5.11
Common book value per share	$13.18	12.86	12.82	12.71	12.51
Tangible common book value per share (4)	$9.72	9.40	9.34	9.22	9.02

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Nine months ended		2009			2008
	September 30,		Third	Second	First	Fourth	Third
	2009	2008	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA
(Dollar amounts in thousands)
Interest income	$70,092	74,366	23,697	23,302	23,093	24,582	24,558
Interest expense	17,042	26,348	5,619	5,657	5,766	7,269	7,812

Net interest income	53,050	48,018	18,078	17,645	17,327	17,313	16,746
Provision for loan losses	6,614	3,965	2,620	2,088	1,906	2,586	1,891

Net interest income after provision
for loan losses	46,436	44,053	15,458	15,557	15,421	14,727	14,855

Noninterest income (loss):
Service charges on deposits	7,480	7,812	2,643	2,517	2,320	2,685	2,794
ATM and debit card	2,639	2,460	920	908	811	853	852
Loan servicing	1,031	530	304	470	257	134	112
Company owned life insurance	806	269	271	275	260	294	223
Broker-dealer fees and commissions	741	1,223	238	234	269	235	363
Net gain on sale of loans held for sale	545	304	129	246	170	35	48
Net gain on investment securities	2,928	232	1,721	1,153	54	56	12
Impairment charge on investment securities	(4,101)	(38,345)	(2,318)	(1,733)	(50)	(29,870)	(34,554)
Net gain on sale of other assets	177	254	19	—	158	51	102
Other	1,366	1,589	479	445	442	421	700

Total noninterest income (loss)	13,612	(23,672)	4,406	4,515	4,691	(25,106)	(29,348)

Noninterest expense:
Salaries and employee benefits	25,421	23,626	8,253	8,437	8,731	7,811	7,021
Occupancy and equipment	8,289	7,789	2,730	2,683	2,876	2,713	2,642
FDIC assessments	3,026	369	753	1,593	680	305	236
Professional services	1,972	1,504	532	591	849	637	467
Computer and data processing	1,757	1,764	578	562	617	669	603
Supplies and postage	1,414	1,353	473	476	465	447	475
Advertising and promotions	650	905	227	249	174	548	472
Other	5,131	4,757	1,596	1,849	1,686	2,264	1,493

Total noninterest expense	47,660	42,067	15,142	16,440	16,078	15,394	13,409

Income (loss) before income taxes	12,388	(21,686)	4,722	3,632	4,034	(25,773)	(27,902)
Income tax expense (benefit)	3,384	1,330	1,313	1,004	1,067	(22,631)	524

Net income (loss)	$9,004	(23,016)	3,409	2,628	2,967	(3,142)	(28,426)

Preferred stock dividends	2,770	1,112	927	925	918	426	371
Net income (loss) applicable to
common shareholders	$6,234	(24,128)	2,482	1,703	2,049	(3,568)	(28,797)

STOCK AND RELATED PER SHARE DATA
Net income (loss) per share – basic	$0.58	(2.21)	0.23	0.16	0.19	(0.33)	(2.66)
Net income (loss) per share – diluted	$0.57	(2.21)	0.23	0.16	0.19	(0.33)	(2.66)
Cash dividends declared on common stock	$0.30	0.44	0.10	0.10	0.10	0.10	0.15
Common dividend payout ratio (5)	51.72%	NA	43.48	62.50	52.63	NA	NA
Dividend yield (annualized)	4.02%	2.94	3.98	2.94	5.32	2.77	2.98
Stock price (Nasdaq: FISI):
High	$15.99	22.50	15.00	15.99	14.95	20.27	22.50
Low	$3.27	14.82	9.90	6.98	3.27	10.06	14.82
Close	$9.97	20.01	9.97	13.66	7.62	14.35	20.01

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Nine months ended		2009			2008
	September 30,		Third	Second	First	Fourth	Third
	2009	2008	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES
(Amounts in thousands)
Federal funds sold and interest-bearing deposits	$44,209	29,751	39,945	49,105	43,618	17,089	12,897
Investment securities (1)	593,533	739,896	585,830	593,740	601,199	666,917	721,419
Loans (2):
Commercial	181,515	144,060	194,803	183,733	165,688	155,814	147,350
Commercial real estate	277,633	248,544	288,658	275,275	268,749	255,882	249,769
Agriculture	42,771	45,283	43,250	42,368	42,690	44,299	45,965
Residential real estate	163,665	169,939	148,325	168,300	174,659	175,200	173,175
Consumer indirect	301,110	165,153	334,123	301,112	267,360	244,891	200,586
Consumer direct and home equity	223,187	225,050	226,355	222,122	221,024	222,235	222,241

Total loans	1,189,881	998,029	1,235,514	1,192,910	1,140,170	1,098,321	1,039,086
Total interest-earning assets	1,829,799	1,768,567	1,862,779	1,838,320	1,787,470	1,782,938	1,774,201
Goodwill	37,369	37,369	37,369	37,369	37,369	37,369	37,369
Total assets	2,005,656	1,899,023	2,040,030	2,012,337	1,963,764	1,924,174	1,908,577
Interest-bearing liabilities:
Interest-bearing demand	362,870	343,247	361,147	366,985	360,470	360,970	342,188
Savings and money market	377,877	368,882	369,562	392,355	371,738	373,034	366,449
Certificates of deposit	681,204	613,443	699,011	676,221	668,041	629,111	591,025
Borrowings	81,675	87,200	94,642	78,763	71,363	105,164	118,023

Total interest-bearing liabilities	1,503,626	1,412,772	1,524,362	1,514,324	1,471,612	1,468,279	1,417,685
Noninterest-bearing demand deposits	288,918	279,064	298,723	286,155	281,690	284,643	294,136
Total deposits	1,710,869	1,604,636	1,728,443	1,721,716	1,681,939	1,647,758	1,593,798
Total liabilities	1,812,692	1,707,733	1,845,010	1,819,891	1,772,377	1,766,239	1,727,473
Shareholders’ equity	192,964	191,290	195,020	192,446	191,387	157,935	181,104
Common equity (3)	139,771	173,710	141,741	139,253	138,281	136,887	163,527
Tangible common equity (4)	$102,226	135,861	104,269	101,709	100,660	99,191	125,754
Common shares outstanding:
Basic	10,726	10,852	10,738	10,723	10,716	10,717	10,738
Diluted	10,764	10,852	10,779	10,765	10,747	10,717	10,738
SELECTED AVERAGE YIELDS/
RATES AND RATIOS
(Tax equivalent basis)
Federal funds sold and interest-bearing deposits	0.22%	2.57	0.20	0.21	0.25	1.09	2.10
Investment securities	4.17%	4.87	3.79	4.16	4.54	4.72	4.66
Loans	6.01%	6.70	6.01	5.99	6.04	6.35	6.52
Total interest-earning assets	5.27%	5.87	5.19	5.24	5.39	5.69	5.73
Interest-bearing demand	0.22%	1.02	0.19	0.20	0.25	0.69	0.86
Savings and money market	0.28%	1.13	0.29	0.27	0.27	0.68	0.93
Certificates of deposit	2.62%	3.80	2.49	2.63	2.76	3.09	3.33
Borrowings	3.78%	4.83	3.35	3.91	4.21	4.23	4.30
Total interest-bearing liabilities	1.51%	2.49	1.46	1.50	1.59	1.97	2.19
Net interest rate spread	3.76%	3.38	3.73	3.74	3.80	3.72	3.54
Net interest rate margin	4.03%	3.88	3.99	4.01	4.09	4.07	3.98
Net income (loss) (annualized returns on):
Average assets	0.60%	(1.62)	0.66	0.52	0.61	(0.65)	(5.93)
Average equity	6.24%	(16.07)	6.93	5.48	6.29	(7.91)	(62.44)
Average common equity (6)	5.96%	(18.55)	6.95	4.91	6.01	(10.37)	(70.06)
Average tangible common equity (7)	8.15%	(23.72)	9.45	6.72	8.25	(14.31)	(91.10)
Efficiency ratio (8)	67.51%	63.17	63.43	69.49	69.72	66.65	58.10

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Nine months ended		2009			2008
	September 30,		Third	Second	First	Fourth	Third
	2009	2008	Quarter	Quarter	Quarter	Quarter	Quarter
ASSET QUALITY DATA
(Dollar amounts in thousands)
Nonaccrual loans	$5,816	7,609	5,816	9,496	8,826	8,189	7,609
Accruing loans past due 90 days or more	1	32	1	2	301	7	32

Total non-performing loans	5,817	7,641	5,817	9,498	9,127	8,196	7,641
Foreclosed assets	696	1,009	696	1,046	877	1,007	1,009
Non-performing investment securities	1,431	—	1,431	3,175	3,396	49	—

Total non-performing assets	$7,944	8,650	7,944	13,719	13,400	9,252	8,650

Net loan charge-offs	$4,581	2,066	2,452	1,131	998	1,257	509
Net charge-offs to average loans (annualized)	0.51%	0.28	0.79	0.38	0.35	0.46	0.20
Total non-performing loans to total loans	0.46%	0.71	0.46	0.78	0.79	0.73	0.71
Total non-performing assets to total assets	0.37%	0.44	0.37	0.69	0.66	0.48	0.44
Allowance for loan losses to total loans	1.65%	1.62	1.65	1.69	1.70	1.67	1.62
Allowance for loan losses to
non-performing loans	357%	228	357	217	215	229	228

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.
(4) Excludes preferred shareholders’ equity, goodwill and other intangible assets.

(5) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period. There is no ratio shown for periods where the Company both declares a dividend and incurs a loss during the period because the ratio would result in a negative payout since the dividend declared (paid out) will always be greater than 100% of earnings.

(6) Net income available to common shareholders divided by average common equity.

(7) Net income available to common shareholders divided by average tangible equity.

(8) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities.